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                                                                    Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in this Registration Statement of Fifth Third Bancorp on Form S-4 of our report dated January 22, 1999, on the consolidated statements of financial condition of Ashland Bankshares, Inc. and subsidiary as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998.

                                           Smith, Goolsby, Artis & Reams, P.S.C.


Ashland, Kentucky

February 16, 1999